SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 18, 1999

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                         ATLANTIC PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                      0-27282                36-3898269
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)





      1017 Main Campus Drive,
             Suite 3900                                                 27606
      Raleigh, North Carolina                                        (Zip code)
(Address of principal executive offices)




       Registrant's telephone number, including area code: (919) 513-7020





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Item 5. Other Events.

        On May 20, 1999, Atlantic Pharmaceuticals, Inc. ("Atlantic") announced that as of May 18, 1999, it had received from stockholders holding more than 50% of the total outstanding shares as of the record date of March 23, 1999, written consents approving all three proposals submitted to stockholders by A. Joseph Rudick, M.D., Steve H. Kanzer, and Frederic P. Zotos pursuant to a definitive proxy statement filed with the Securities and Exchange Commission on March 25, 1999.

        The three proposals submitted to Atlantic stockholders were as follows:

1. RESOLVED, that (1) each current member of the Board of Directors of Atlantic, other than Steve H. Kanzer and Yuichi Iwaki (those current members, the "Remaining Directors"), and (2) any other person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of Atlantic prior to the effective time of this resolution, in addition to or in lieu of any of such current members (including any persons elected or appointed in lieu of the Remaining Directors) to fill any newly created directorship or vacancy on the Board of Directors of Atlantic, or otherwise, is hereby removed and the office of each such member of the Board of Directors is hereby declared vacant.

2. RESOLVED, that A. Joseph Rudick and Frederic P. Zotos are hereby elected as directors of Atlantic, to serve until their respective successors are duly elected and qualified.

3. RESOLVED, that all By-Laws adopted subsequent to January 11, 1999, and prior to the effectiveness of this resolution are null and void and of no force and effect.

        Accordingly, effective as of May 18, 1999, Dr. Robert A. Fildes and Mr. Martin Cleary ceased serving as members of the board of directors of Atlantic, Dr. Rudick and Mr. Zotos were appointed to the board of directors in their place, and Mr. Steve H. Kanzer and Dr. Yuichi Iwaki remain members of the board of directors.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Atlantic Pharmaceuticals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   June 1, 1999                ATLANTIC PHARMACEUTICALS, INC


                                    By:   /s/ A. Joseph Rudick
                                        --------------------------
                                          A. Joseph Rudick
                                          President



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